Exhibit 99.1

DXC Technology Reports Second Quarter Fiscal Year 2023 Results

•Revenues of $3.57 billion for Q2 FY23, down 11.4% as compared to prior year period, and down 1.5% on an organic basis

•Diluted Earnings Per Share was $0.12 and Non-GAAP Diluted Earnings Per Share was $0.75 in Q2 FY23

•Q2 FY23 operating cash flow of $212 million, less capital expenditures of $195 million, results in $17 million of free cash flow

•Trailing twelve-month book-to-bill ratio of 1.04x and book-to-bill of 0.83x in the quarter

ASHBURN, VA, November 3, 2022 – DXC Technology (NYSE: DXC) today reported results for the second quarter of fiscal year 2023.

Mike Salvino, DXC Chairman, President and Chief Executive Officer commented: "I am pleased with our second quarter results where we delivered organic revenue, margin, and EPS at the top end of our guidance range. This is the kind of strong performance that we are accustomed to, as our revenue performance is one of the best results we have delivered, and our margins are clearly benefiting from our cost optimization program. All of this gives us confidence that we have built a quality company that is well positioned to achieve our short-term and long-term goals."

Financial Highlights(1)	Q2 FY23	Q2 FY22
Revenue	$3,566	$4,027
YoY Revenue Growth	(11.4)%	(11.6)%
YoY Organic Revenue Growth(2)	(1.5)%	(2.4)%

Net Income/(Loss)	$28	$(187)
Net Income as a % of Sales	0.8%	(4.6)%

EBIT(2)	$70	$(203)
EBIT Margin %(2)	2.0%	(5.0)%

Adjusted EBIT(2)	$269	$346
Adjusted EBIT Margin %(2)	7.5%	8.6%

Earnings/(Loss) Per Share (Diluted)	$0.12	$(0.74)
Non-GAAP EPS (Diluted)(2)	$0.75	$0.90

Book-to-Bill (TTM)	1.04x	1.06x
Book-to-Bill	0.83x	0.91x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

Financial Highlights - Second Quarter of Fiscal Year 2023

Revenue was $3.57 billion for the second quarter of fiscal year 2023, down 11.4% as compared to prior year period, and down 1.5% on an organic basis. Second quarter revenues came in within our guidance range.

Net income was $28 million, or 0.8% of sales for the second quarter of fiscal year 2023, compared to $(187) million, or (4.6)% of sales, in the prior year quarter. EBIT was $70 million or 2.0% of sales. Net income and EBIT in the quarter included the following items: amortization of acquired intangible assets of $101 million, restructuring costs of $53 million, loss on disposition of $32 million, a settlement charge of $8 million, a mark-to-market pension charge of $1 million, and transaction, separation, and integration costs of $4 million. Excluding these items, Adjusted EBIT margin was 7.5% in the second quarter, a reduction of 110 bps as compared to the prior year quarter.

Diluted earnings per share was $0.12 and Non-GAAP diluted earnings per share was $0.75 for the second quarter of fiscal year 2023. Compared to the prior year quarter, non-GAAP diluted earnings per share was adversely impacted by unfavorable currency fluctuations, lower pension income, and higher than expected tax expense, partially offset by lower interest expenses and a lower share count.

On a trailing twelve months basis, the company delivered a book to bill of 1.04x.

Financial Information by Segment

Global Business Services ("GBS")(1)	Q2 FY23	Q2 FY22
Revenue	$1,713	$1,873
YoY Revenue Growth	(8.5)%	(16.5)%
YoY Organic Revenue Growth(2)	3.4%	3.4%

Segment Profit	$218	$298
Segment Profit Margin	12.7%	15.9%

Book-to-Bill (TTM)	1.18x	1.19x
Book-to-Bill	0.96x	0.92x
(1) In millions
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GBS segment revenue was $1,713 million in the second quarter of fiscal year 2023, down 8.5% compared to the prior year period and up 3.4% on an organic basis. GBS performance was driven by strong growth in the Analytics & Engineering business, where revenue increased 14.0% on an organic basis. GBS segment profit was $218 million and segment profit margin was 12.7%, down 320 bps compared to prior year period, due mainly to investments in our workforce and the costs related to the exit of our business in Russia. GBS bookings for the quarter were $1.7 billion for a book-to-bill of 0.96x, and 1.18x on a trailing twelve months basis.

Global Infrastructure Services ("GIS")(1)	Q2 FY23	Q2 FY22
Revenue	$1,853	$2,154
YoY Revenue Growth	(14.0)%	(6.8)%
YoY Organic Revenue Growth(2)	(5.8)%	(8.0)%

Segment Profit	$114	$118
Segment Profit Margin	6.2%	5.5%

Book-to-Bill (TTM)	0.91x	0.95x
Book-to-Bill	0.71x	0.91x
(1) In millions
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GIS segment revenue was $1,853 million in the second quarter of fiscal year 2023, down 14.0% compared to the prior year period, and down 5.8% on an organic basis. GIS segment organic revenue performance improved slightly, due to a lower level of declines in Cloud Infrastructure & ITO revenues, which declined by 0.9% on an organic basis. GIS segment profit was $114 million with a segment profit margin of 6.2%, a 70 bps margin expansion as compared to second quarter of fiscal year 2022. GIS bookings were $1.3 billion in the quarter for a book-to-bill of 0.71x, and 0.91x on a trailing twelve months basis.

Offering Highlights

The results for our six offerings are as follows:

Offerings Revenues	Q2 FY23	Q1 FY23	Q4 FY22	Q3 FY22	Q2 FY22
Analytics and Engineering	$524	$503	$529	$506	$490
Applications	825	882	925	988	915
Insurance Software & BPS	363	368	385	383	384
Security	108	105	120	116	133
Cloud Infrastructure & ITO	1,309	1,395	1,479	1,460	1,432
Modern Workplace	436	448	507	555	575
Subtotal	3,565	3,701	3,945	4,008	3,929
M&A and Divestitures
Revenues	1	6	63	81	98
Total Revenues	$3,566	$3,707	$4,008	$4,089	$4,027

Cash Flow

Cash Flow(1)	Q2 FY23	Q2 FY22
Cash Flow from Operations	$212	$563
Less Capital Expenditures:
Purchase of property and equipment	(78)	(67)
Transition and transformation contract costs	(57)	(52)
Software purchased or developed	(60)	(40)
Free Cash Flow	$17	$404
(1)In millions

Cash flow from operations was $212 million in the second quarter of fiscal year 2023, as compared to $563 million in the second quarter of fiscal year 2022, and capital expenditures were $195 million in the second quarter of fiscal year 2023, as compared to $159 million in the second quarter of fiscal year 2022. Free cash flow (cash flow from operations, less capital expenditures) was $17 million in the second quarter of fiscal year 2023, as compared to $404 million in the second quarter of fiscal year 2022. Free cash flow in the second was impacted by lower deposits at our German Banks of approximately $100 million as well as the timing of certain cash receipts and disbursements.

Guidance

The Company's guidance for the third quarter and full fiscal year 2023 is as follows:

Key Metrics(1)	Q3 FY23 Guidance			FY23 Guidance
	Lower End	Higher End	Prior Year Actuals	Lower End	Higher End	Prior Year Actuals
Organic Revenue Growth %	(2.5)%	(1.5)%	(1.4)%	(2.0)%	(1.0)%	(2.6)%
Adjusted EBIT Margin	8.0%	8.5%	8.7%	8.0%	8.5%	8.5%
Non-GAAP Diluted EPS	$0.80	$0.85	$0.92	$3.45	$3.75	$3.50
Free Cash Flow			$550	~$700		$743
Revenue
Revenue	$3,550	$3,580	$4,089	$14,400	$14,540	$16,265
Acquisition & Divestitures Impact on Revenues	(2.4)%		(2.2)%	(2.3)%		(6.5)%
Foreign Exchange Impact on Revenues	(8.2)%		(1.0)%	(7.3)%		0.8%
Others
Pension Income Benefit*	~$45		$69	~$180		$298
Net Interest Expense	~$25		$23	~$85		$139
Non-GAAP Tax Rate	~25%		28.0%	~25%		26.6%
Weighted Average Diluted Shares Outstanding	230	233	255	225	228	255
Restructuring & TSI Expense				$300		$344
Capital Lease / Asset Financing payments				~$500		$990
Foreign Exchange Assumptions	Current Estimate		Prior Year Actuals	Current Estimate		Prior Year Actuals
$/Euro exchange rate	$0.99		$1.14	$1.01		$1.16
$/GBP exchange rate	$1.13		$1.35	$1.17		$1.37
$/AUD exchange rate	$0.64		$0.73	$0.67		$0.74
(1) In millions except for ratios, rates and per share numbers

*Pension benefit is split between Cost Of Sales (COS) & Other Income:
Fiscal year 2023: $75 million service cost in COS, $255 million pension benefit in Other income
Fiscal year 2022: $88 million service cost in COS, $386 million pension benefit in Other income

The Company reaffirmed its longer-term guidance:

•Positive organic revenue growth of 1% to 3% for fiscal year 2024
•Adjusted EBIT margin of 10% to 11% in fiscal year 2024
•Non-GAAP diluted Earnings Per Share of $5.00 to $5.25 in fiscal year 2024
•Free cash flow of approximately $1.5 billion in fiscal year 2024
•Restructuring and TSI of approximately $100 million in fiscal year 2024

DXC does not provide a reconciliation of Non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results on November 3, 2022, at 5:00 p.m. EDT. The dial-in number for domestic callers is +1 (888) 330-2455. Callers who reside outside of the United States should dial +1 (240) 789-2717. The passcode for all participants is 4164760. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 10, 2022. The phone number for the replay is +1 (800) 770-2030 or +1 (647) 362-9199. The replay passcode is 4164760.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the ongoing coronavirus disease 2019 (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: the uncertainty of the magnitude, duration, geographic reach of the COVID-19 crisis, its impact on the global economy and the impact of current and potential travel restrictions, stay-at-home orders, vaccine mandates and economic restrictions implemented to address the crisis; our inability to succeed in our strategic objectives; the risk of liability or damage to our reputation resulting from security incidents, including breaches, and cyber-attacks to our systems and networks and those of our business partners, insider threats, disclosure of sensitive data or failure to comply with data protection laws and regulations in a rapidly evolving regulatory environment, in each case, whether deliberate or accidental; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings; our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations such as Russia’s recent invasion of Ukraine and our exit from the Russian market; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; our indebtedness; the competitive pressures faced by our business; our inability to accurately estimate the cost of services, and the completion timeline of contracts; execution risks by us and our suppliers, customers, and partners; the risks associated with natural disasters; our inability to retain and hire key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, including the possibility of reduced spending by customers in the areas we serve, the success of our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown; the risks associated with our international operations, such as risks related to currency exchange rates and Brexit; our inability to comply with governmental regulations or the adoption of new laws or regulations, including social and environmental responsibility regulations, policies and provisions; our inability to achieve the expected benefits of our restructuring plans; inadvertent infringement of third-party intellectual property rights or our inability to protect our own intellectual property assets; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain; our inability to maintain effective internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax laws and any adverse impact on our effective tax rate; risks following the merger of Computer Sciences Corporation and Enterprise Services business of Hewlett Packard Enterprise Company's businesses, including anticipated tax treatment, unforeseen liabilities and future capital expenditures; and risks following the spin-off of our former U.S. Public Sector business and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc., which was acquired by Peraton in May 2021. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and any updating information in subsequent SEC filings, including DXC’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary Non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, Adjusted EBIT, Adjusted EBIT margin, Non-GAAP diluted EPS, organic revenues, organic revenue growth, and free cash flow.

We believe EBIT, EBIT margin, Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses. Free cash flow represents cash flow from operations, less capital expenditures.

One category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS, incremental amortization of intangible assets acquired through business combinations, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer-related intangible assets, from its Non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, and Non-GAAP diluted EPS, impairment losses, may result in a significant difference in period over period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts, reflect generally an acceleration of what would be multiple periods of expense and do not expect to occur frequently. Further assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in the periods presented. See below for a description of the methodology we use to present organic revenues.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures from “organic basis” financial results, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. This approach is used for all results where the functional currency is not the U.S. dollar.

There are limitations to the use of the Non-GAAP financial measures presented in this press release. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our Non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate Non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

# # #

Contact:

John Sweeney, CFA, Head of Marketing and Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Revenues	$3,566	$4,027	$7,273	$8,168

Costs of services	2,775	3,088	5,705	6,343
Selling, general and administrative	324	370	673	753
Depreciation and amortization	380	448	769	870
Restructuring costs	53	145	86	212
Interest expense	44	61	81	123
Interest income	(28)	(16)	(48)	(36)
Debt extinguishment costs	—	281	—	309
Loss (gain) on disposition of businesses	32	—	3	(377)
Other income, net	(68)	(102)	(172)	(205)
Total costs and expenses	3,512	4,275	7,097	7,992

Income (loss) before income taxes	54	(248)	176	176
Income tax expense (benefit)	26	(61)	45	81
Net income (loss)	28	(187)	131	95
Less: net income attributable to non-controlling interest, net of tax	1	1	2	5
Net income (loss) attributable to DXC common stockholders	$27	$(188)	$129	$90

Income (loss) per common share:
Basic	$0.12	$(0.74)	$0.56	$0.35
Diluted	$0.12	$(0.74)	$0.55	$0.35

Weighted average common shares outstanding for:
Basic EPS	229.96	252.40	231.21	253.53
Diluted EPS	233.17	252.40	234.93	258.90

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2022	March 31, 2022
Assets
Cash and cash equivalents	$2,260	$2,672
Receivables, net	3,467	3,854
Prepaid expenses	662	617
Other current assets	289	268
Assets held for sale	—	35
Total current assets	6,678	7,446

Intangible assets, net	2,884	3,378
Operating right-of-use assets, net	927	1,133
Goodwill	562	617
Deferred income taxes, net	205	221
Property and equipment, net	2,039	2,412
Other assets	4,403	4,850
Assets held for sale - non-current	39	82
Total Assets	$17,737	$20,139

Liabilities
Short-term debt and current maturities of long-term debt	$834	$900
Accounts payable	857	840
Accrued payroll and related costs	537	570
Current operating lease liabilities	318	388
Accrued expenses and other current liabilities	2,321	2,882
Deferred revenue and advance contract payments	867	1,053
Income taxes payable	131	197
Liabilities related to assets held for sale	—	23
Total current liabilities	5,865	6,853

Long-term debt, net of current maturities	3,695	4,065
Non-current deferred revenue	789	862
Non-current operating lease liabilities	667	815
Non-current income tax liabilities and deferred tax liabilities	819	994
Other long-term liabilities	966	1,136
Liabilities related to assets held for sale - non-current	—	39
Total Liabilities	12,801	14,764

Total Equity	4,936	5,375

Total Liabilities and Equity	$17,737	$20,139

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income	$131	$95
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	786	879
Operating right-of-use expense	214	254
Share-based compensation	55	51
Deferred taxes	(103)	(41)
Gain on dispositions	(32)	(415)
Provision for losses on accounts receivable	—	(2)
Unrealized foreign currency exchange loss (gain)	69	(19)
Impairment losses and contract write-offs	21	17
Debt extinguishment costs	—	309
Other non-cash charges, net	(2)	3
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in assets	(185)	348
Decrease in operating lease liability	(214)	(254)
Decrease in other liabilities	(365)	(691)
Net cash provided by operating activities	375	534

Cash flows from investing activities:
Purchases of property and equipment	(146)	(165)
Payments for transition and transformation contract costs	(114)	(107)
Software purchased and developed	(110)	(162)
Business dispositions	51	513
Proceeds from sale of assets	109	87
Short-term investing	—	24
Other investing activities, net	17	9
Net cash (used in) provided by investing activities	(193)	199

Cash flows from financing activities:
Borrowings of commercial paper	710	703
Repayments of commercial paper	(657)	(679)
Borrowings on long-term debt	—	19
Principal payments on long-term debt	(1)	(2,871)
Payments on finance leases and borrowings for asset financing	(274)	(671)
Proceeds from bond issuance	—	2,918
Proceeds from stock options and other common stock transactions	1	12
Taxes paid related to net share settlements of share-based compensation awards	(14)	(13)
Payments for debt extinguishment costs	—	(344)
Repurchase of common stock and advance payment for accelerated share repurchase	(272)	(150)
Other financing activities, net	(6)	13
Net cash used in financing activities	(513)	(1,063)
Effect of exchange rate changes on cash and cash equivalents	(91)	(2)
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(422)	(332)
Cash classified within current assets held for sale	10	63
Net decrease in cash and cash equivalents	(412)	(269)
Cash and cash equivalents at beginning of year	2,672	2,968
Cash and cash equivalents at end of period	$2,260	$2,699

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GBS profit	$218	$298	$428	$570
GIS profit	114	118	241	249
All other loss	(63)	(70)	(141)	(141)
Subtotal	$269	$346	$528	$678
Interest income	28	16	48	36
Interest expense	(44)	(61)	(81)	(123)
Restructuring costs	(53)	(145)	(86)	(212)
Transaction, separation and integration-related costs	(4)	(3)	(6)	(12)
Amortization of acquired intangible assets	(101)	(110)	(205)	(219)
Merger related indemnification	—	—	(10)	—
SEC Matter	(8)	—	(8)	—
(Losses) gains on dispositions	(32)	—	(3)	347
Impairment losses	—	(10)	—	(10)
Debt extinguishment costs	—	(281)	—	(309)
Pension and OPEB actuarial and settlement losses	(1)	—	(1)	—
Income (loss) before income taxes	$54	$(248)	$176	$176

Segment profit margins
GBS	12.7%	15.9%	12.3%	15.2%
GIS	6.2%	5.5%	6.3%	5.6%

Reconciliation of Non-GAAP Financial Measures

Our Non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes costs related to integration, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions.(1)
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification – represents the Company’s current estimate of potential liability to HPE for indemnification following the outcome of the Oracle v. HPE litigation in June 2022; obligation pursuant to ES-CSC merger.(2)
•SEC Matter - represents the Company’s current estimate of potential liability related to a previously disclosed investigation into its historical determination and disclosure of certain “transaction, separation, and integration-related costs” as non-GAAP adjustments.(3)
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.(4)
•Impairment losses – impairment losses on assets classified as long-term on the balance sheet.(5)
•Debt extinguishment costs – costs associated with early retirement, redemption, repayment or repurchase of debt and debt-like items including any breakage, make-whole premium, prepayment penalty or similar costs as well as solicitation and other legal and advisory expenses.(6)
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall non-GAAP provision (consistent with the GAAP methodology).(7)

(1) TSI-Related costs for both periods presented include fees and other internal and external expenses associated with legal, accounting, consulting, due diligence, investment banking advisory, and other services, as well as financing fees, retention incentives, and resolution of transaction related claims in connection with, or resulting from, exploring or executing potential acquisitions, dispositions and strategic investments, whether or not announced or consummated.

The TSI-Related costs for the second quarter and first six months of fiscal 2023 include $4 million and $6 million, respectively, of costs incurred in connection with activities related to acquisitions and divestitures.

The TSI-Related costs for the second quarter of fiscal 2022 include $2 million of costs to execute the strategic alternatives; $2 million credit to legal costs for Peraton Arbitration; and $3 million of costs incurred in connection with activities related to other acquisitions and divestitures.

The TSI-Related costs for the first six months of fiscal 2022 include $13 million of costs to execute the strategic alternatives; $4 million legal costs and $14 million credit towards Peraton Arbitration settlement, $4 million in expenses related to integration projects resulting from the HPES merger (including costs associated with continuing efforts to separate certain IT systems) and $5 million of costs incurred in connection with activities related to other acquisitions and divestitures.

(2) See Note 19 – “Commitments and Contingencies,” Oracle America, Inc., et al. v. Hewlett Packard Enterprise Company.

(3) See Note 19 – “Commitments and Contingencies,” SEC Matter.

(4) Gains and losses on dispositions for the first six months of fiscal 2023 include a net loss of $3 million on dispositions related to certain insignificant businesses.

Gains and losses on dispositions for the first six months of fiscal 2022 include a $341 million gain on sale of the HPS business, gains of $19 million on other dispositions partially offset by $13 million of adjustments relating to the sale of the HHS business.

(5)Impairment losses on dispositions for the second quarter and first six months of fiscal 2022 includes a $10 million impairment charge of capitalized transition and transformation costs.

(6) Debt extinguishment costs were $281 million and $309 million for the second quarter and first six months of fiscal 2022, respectively, for the partial and full redemption of term loans, senior notes, and extinguishment of debt associated with asset financing.

(7)Tax adjustment for the first six months of fiscal 2022 reflects net revaluation of deferred taxes resulting from changes in non-US jurisdiction tax rates.

Non-GAAP Results

A reconciliation of reported results to Non-GAAP results is as follows:

	Three Months Ended September 30, 2022
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	SEC Matter	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Non-GAAP Results
Income before income taxes	$54	$53	$4	$101	$8	$32	$1	$253
Income tax expense	26	10	1	18	1	22	—	78
Net income	28	43	3	83	7	10	1	175
Less: net income attributable to non-controlling interest, net of tax	1	—	—	—	—	—	—	1
Net income attributable to DXC common stockholders	$27	$43	$3	$83	$7	$10	$1	$174

Effective Tax Rate	48.1%							30.8%

Basic EPS	$0.12	$0.19	$0.01	$0.36	$0.03	$0.04	$0.00	$0.76
Diluted EPS	$0.12	$0.18	$0.01	$0.36	$0.03	$0.04	$0.00	$0.75

Weighted average common shares outstanding for:
Basic EPS	229.96	229.96	229.96	229.96	229.96	229.96	229.96	229.96
Diluted EPS	233.17	233.17	233.17	233.17	233.17	233.17	233.17	233.17

	Six Months Ended September 30, 2022
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	SEC Matter	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Non-GAAP Results
Income before income taxes	$176	$86	$6	$205	$10	$8	$3	$1	$495
Income tax expense	45	18	1	42	2	1	31	—	140
Net income	131	68	5	163	8	7	(28)	1	355
Less: net income attributable to non-controlling interest, net of tax	2	—	—	—	—	—	—	—	2
Net income attributable to DXC common stockholders	$129	$68	$5	$163	$8	$7	$(28)	$1	$353

Effective Tax Rate	25.6%								28.3%

Basic EPS	$0.56	$0.29	$0.02	$0.70	$0.03	$0.03	$(0.12)	$0.00	$1.53
Diluted EPS	$0.55	$0.29	$0.02	$0.69	$0.03	$0.03	$(0.12)	$0.00	$1.50

Weighted average common shares outstanding for:
Basic EPS	231.21	231.21	231.21	231.21	231.21	231.21	231.21	231.21	231.21
Diluted EPS	234.93	234.93	234.93	234.93	234.93	234.93	234.93	234.93	234.93

	Three Months Ended September 30, 2021
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Impairment Losses	Debt Extinguishment Costs	Non-GAAP Results
(Loss) income before income taxes	$(248)	$145	$3	$110	$10	$281	$301
Income tax (benefit) expense	(61)	34	1	26	2	66	68
Net (loss) income	(187)	111	2	84	8	215	233
Less: net income attributable to non-controlling interest, net of tax	1	—	—	—	—		1
Net (loss) income attributable to DXC common stockholders	$(188)	$111	$2	$84	$8	$215	$232

Effective Tax Rate	24.6%						22.6%

Basic EPS	$(0.74)	$0.44	$0.01	$0.33	$0.03	$0.85	$0.92
Diluted EPS	$(0.74)	$0.43	$0.01	$0.33	$0.03	$0.84	$0.90

Weighted average common shares outstanding for:
Basic EPS	252.40	252.40	252.40	252.40	252.40	252.40	252.40
Diluted EPS	252.40	257.20	257.20	257.20	257.20	257.20	257.20

	Six Months Ended September 30, 2021
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gains and Losses on Dispositions	Impairment Losses	Debt Extinguishment Costs	Tax Adjustment	Non-GAAP Results
Income before income taxes	$176	$212	$12	$219	$(347)	$10	$309	$—	$591
Income tax expense	81	44	5	50	(91)	2	73	(28)	136
Net income	95	168	7	169	(256)	8	236	28	455
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	—	—	—	—	5
Net income attributable to DXC common stockholders	$90	$168	$7	$169	$(256)	$8	$236	$28	$450

Effective Tax Rate	46.0%								23.0%

Basic EPS	$0.35	$0.66	$0.03	$0.67	$(1.01)	$0.03	$0.93	$0.11	$1.77
Diluted EPS	$0.35	$0.65	$0.03	$0.65	$(0.99)	$0.03	$0.91	$0.11	$1.74

Weighted average common shares outstanding for:
Basic EPS	253.53	253.53	253.53	253.53	253.53	253.53	253.53	253.53	253.53
Diluted EPS	258.90	258.90	258.90	258.90	258.90	258.90	258.90	258.90	258.90

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these Non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Three Months Ended
	September 30, 2022	September 30, 2021
Total revenue growth	(11.4)%	(11.6)%
Foreign currency	7.4%	(1.4)%
Acquisitions and divestitures	2.5%	10.6%
Organic revenue growth	(1.5)%	(2.4)%

GIS revenue growth	(14.0)%	(6.8)%
Foreign currency	7.5%	(1.9)%
Acquisitions and divestitures	0.7%	0.7%
GIS organic revenue growth	(5.8)%	(8.0)%

GBS revenue growth	(8.5)%	(16.5)%
Foreign currency	7.4%	(0.9)%
Acquisitions and divestitures	4.5%	20.8%
GBS organic revenue growth	3.4%	3.4%

EBIT and Adjusted EBIT

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss)	$28	$(187)	$131	$95
Income tax expense (benefit)	26	(61)	45	81
Interest income	(28)	(16)	(48)	(36)
Interest expense	44	61	81	123
EBIT	70	(203)	209	263
Restructuring costs	53	145	86	212
Transaction, separation and integration-related costs	4	3	6	12
Amortization of acquired intangible assets	101	110	205	219
Merger related indemnification	—	—	10	—
SEC Matter	8	—	8	—
Losses (gains) on dispositions	32	—	3	(347)
Impairment losses	—	10	—	10
Debt extinguishment costs	—	281	—	309
Pension and OPEB actuarial and settlement losses	1	—	1	—
Adjusted EBIT	$269	$346	$528	$678

EBIT margin	2.0%	(5.0)%	2.9%	3.2%
Adjusted EBIT margin	7.5%	8.6%	7.3%	8.3%

Source: DXC Technology
Category: Investor Relations